As filed with the Securities and Exchange Commission on July 15, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

trivago N.V.
(Exact Name of Registrant as Specified in its Charter)

Not Applicable (Translation of Registrant’s Name into English)

The Netherlands	4700	Not Applicable
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Kesselstraße 5 - 7
40221 Düsseldorf
Federal Republic of Germany
+49-171-6115916
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th floor
New York, NY 10168
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

trivago N.V. Kesselstraße 5 - 7 40221 Düsseldorf Federal Republic of Germany Attn: Legal Department +49-171-6115916	Sebastian R. Sperber Cleary Gottlieb Steen & Hamilton LLP 2 London Wall Place London EC2Y 5AU, England +44 20 7614 2237

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.
†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholder may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED July 15, 2024

$500,000,000
Class A Shares represented by American Depositary Shares, Debt Securities, Warrants, Purchase Contracts and Units offered by the Company and
62,952,737 Class A Shares represented by American Depositary Shares offered by Selling Shareholder
We, trivago N.V., a Dutch public limited company (naamloze vennootschap), may offer, from time to time, in one or more offerings, Class A shares represented by American Depositary Shares, or ADSs, with a nominal value of €0.06 per share, debt securities, warrants, purchase contracts or units, which we collectively refer to as the “securities,” and the selling shareholder may offer up to 62,952,737 Class A shares represented by ADSs. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $500,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
Our ADSs are listed on the NASDAQ Global Select Market, or NASDAQ, under the symbol “TRVG.” On July 12, 2024, the closing sale price of our ADSs was $2.22 per ADS.
We have two classes of shares outstanding, Class A shares and Class B shares. Each Class A share entitles its holder to one vote on all matters presented to our shareholders generally. Class B shares are held by Expedia Group, Inc. and its subsidiaries, or “Expedia Group,” and by Rolf Schrömgens. We refer to Rolf Schrömgens as the “selling shareholder.” Each Class B share entitles its holder to ten votes on all matters presented to our shareholders generally.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of distribution” beginning on page 54.
Investing in our securities involves risks. See “Risk factors” beginning on page 6.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is     ,2024.

Table of contents

For investors outside the United States: Neither we nor any underwriters, dealers or agents have done anything that would permit an offering pursuant to this prospectus, or authorize the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.
We are incorporated in the Netherlands, and many of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
We are responsible for the information contained or incorporated by reference in this prospectus. Neither we nor the selling shareholder have authorized anyone to provide you with different information, and neither we nor the selling shareholder take responsibility for any other information others may give you. We, the selling shareholder and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than its date.
i

About this prospectus
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process under the Securities Act of 1933, as amended. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings, and the selling shareholder may sell up to 62,952,737 Class A shares represented by ADSs, in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we, or the selling shareholder, as applicable, sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus and may include other special considerations applicable to such offering of securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where you can find more information” and “Incorporation of certain information by reference.”
We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
In this prospectus, unless the context otherwise requires, the terms “trivago,” “we,” “us,” “our,” and the “Company” refer to trivago N.V., a Dutch public limited company, and their respective consolidated subsidiaries, as applicable.
Our registered office is at Kesselstraße 5 - 7, 40221 Düsseldorf, Germany at +49-171-6115916.
Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.
You should not assume that the information contained in this prospectus is accurate as of any other date.
ii

trivago N.V.
trivago is a global hotel and accommodation search platform. We are focused on reshaping the way travelers search for and compare different types of accommodations, such as hotels, vacation rentals and private apartments, while enabling our advertisers to grow their businesses by providing them with access to a broad audience of travelers via our websites and apps. Our platform allows travelers to make informed decisions by personalizing their search for accommodation and providing them with access to a deep supply of relevant information and prices.

Where you can find more information
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our management board and supervisory board members and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
We will send our transfer agent a copy of all notices of shareholders’ meetings and other reports, communications and information that are made generally available to shareholders. The transfer agent has agreed to mail to all shareholders a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the transfer agent and will make available to all shareholders such notices and all such other reports and communications received by the transfer agent.

Cautionary note regarding forward-looking statements
This prospectus and the documents incorporated by reference herein contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements relate to our current expectations and views of management as they relate to future events and are based on currently available information. These statements are not guarantees of future performance and relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk factors” in our annual report on Form 20-F for the year ended December 31, 2023, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
•the extent to which our strategy of increasing brand marketing investments positively impacts the volume of direct traffic to our platform and grows our revenue in future periods without reducing our profits or incurring losses;
•the continuing negative impact of having ceased almost all television advertising in 2020 and only having resumed such advertising at reduced levels in recent years on our ability to grow our revenue;
•our reliance on search engines, particularly Google, whose search results can be affected by a number of factors, many of which are not in our control;
•the promotion by Google of its own products and services that compete directly with our accommodation search;
•our continued dependence on a small number of advertisers for our revenue and adverse impacts that could result from their reduced spending or changes in their cost-per-click, or CPC, bidding strategy;
•our ability to generate referrals, customers, bookings or revenue and profit for our advertisers on a basis they deem to be cost-effective;
•factors that contribute to our period-over-period volatility in our financial condition and result of operations;
•the potential negative impact of a worsening of the economic outlook and inflation on consumer discretionary spending;
•any further impairment of intangible assets;
•geopolitical and diplomatic tensions, instabilities and conflicts, including war, civil unrest, terrorist activity, sanctions or other geopolitical events or escalations of hostilities, such as the war in Ukraine and the ongoing conflict affecting the Middle Eastern region;
•increasing competition in our industry;

•our ability to innovate and provide tools and services that are useful to our users and advertisers;
•our business model's dependence on consumer preferences for traditional hotel-based accommodation;
•our dependence on relationships with third parties to provide us with content;
•changes to and our compliance with applicable laws, rules and regulations;
•the impact of any legal and regulatory proceedings to which we are or may become subject; and
•potential disruptions in the operation of our systems, security breaches and data protection.
We operate in an evolving environment. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition.
The forward-looking statements made or incorporated by reference in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus, the documents incorporated by reference herein and the documents that we reference herein and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

Risk factors
Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk factors” in the applicable prospectus supplement and in our annual report on Form 20-F for the year ended December 31, 2023, and in any updates to those risk factors in our reports on Form 6-K incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

Ratio of earnings to fixed charges
Information on our consolidated ratio of earnings to fixed charges will be contained, if necessary, in a prospectus supplement.

Use of proceeds
Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities. We will not receive any proceeds from the sale of any Class A Shares represented by ADSs offered by the selling shareholder.

Capitalization and Indebtedness
Information on our consolidated capitalization and indebtedness will be contained, if necessary, in a prospectus supplement.

Selling shareholder
We have prepared this prospectus to allow for the possible resale from time to time by Rolf Schrömgens, whom we refer to in this prospectus as the “selling shareholder,” and/or his donees, pledgees, transferees or other successors in interest to sell or otherwise dispose of, up to 62,952,737 Class A Shares represented by ADSs that he would hold after converting Class B Shares that he holds now.
The table below presents information regarding (i) the selling shareholder, (ii) the number of Class B Shares he beneficially owns before the offering, (iii) the Class A Shares he would beneficially own after converting all Class B shares he holds, and (iv) the Class A Shares he would beneficially own if he were to sell all of the Class A Shares represented by ADSs offered hereby. We do not know when or in what amounts the selling shareholder may convert or sell or otherwise dispose of any of his Shares.

	Shares Beneficially Held Before this Offering						Shares Beneficially Held After this Offering
Selling Shareholder	Class B Shares	Percentage of Class B Shares[1]	Class A Shares	Percentage of Class A Shares	Pro Forma Number of Class A Shares Assuming Conversion of All Class B Shares	Number of Class A Shares Represented By ADSs Offered Hereby	Class A Shares	Percentage of Class A Shares[1]
Rolf Schrömgens	28,468,807	12.0%	34,483,930	30.8%	62,952,737	62,952,737	0	0%
1.The percentage of beneficial ownership is calculated based on 111,906,375 Class A Shares and 237,476,895 Class B Shares outstanding as of June 30, 2024. Unless otherwise indicated, we believe that the person named in the table has sole voting and investment power with respect to all of the Class A Shares beneficially held by him.
The selling shareholder may sell none, some or all of the Class A Shares represented by ADSs covered by this prospectus, or may sell or dispose of some or all of his Shares by means other than pursuant to this prospectus. Because the selling shareholder may not sell or otherwise dispose of some or all of the Class A Shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the Shares, we cannot estimate the number of Class B Shares or Class A Shares that will be held by the selling shareholder after completion of the offering. However, for purposes of this table, we have assumed that the selling shareholder will convert all of the Class B Shares he holds into Class A Shares, and will sell Class A Shares represented by ADSs.
If the selling shareholder offers Class A Shares represented by ADSs in any future offering, an applicable prospectus supplement will set forth the nature of any position, office or other material relationship which the selling shareholder has had with the Company or any of its predecessors or affiliates during the three years prior to the date of the applicable prospectus supplement, the number of our common shares or Class A Shares represented by ADSs owned by the selling shareholder before and after the offering and the number of our Class A Shares represented by ADSs to be offered by the selling shareholder.
We will pay the fees and the expenses incurred in effecting the registration of the Class A Shares represented by ADSs covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants and fees and expenses of the selling shareholder’s counsel. The selling shareholder will pay any underwriting or broker discounts and any commissions incurred by the selling shareholder in selling his Class A Shares represented by ADSs.

The selling shareholder may not sell any Class A Shares represented by ADSs pursuant to this prospectus until we have identified the Class A Shares represented by ADSs which may be offered for resale by the selling shareholder in a subsequent prospectus supplement. However, the selling shareholder may sell or transfer all or a portion of his Class A Shares represented by ADSs pursuant to any available exemption from the registration requirements of the Securities Act of 1933, as amended.

Description of share capital and articles of association
Set forth below is a summary of relevant information concerning our share capital and material provisions of our articles of association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.
General
We were incorporated on November 7, 2016 as travel B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. In connection with our initial public offering (“IPO”), we converted into trivago N.V., a public company with limited liability (naamloze vennootschap) under Dutch law pursuant to a deed of conversion and amendment. Following our IPO, trivago GmbH merged with and into trivago N.V., effective as of September 7, 2017.
We are registered with the Trade Register of the Chamber of Commerce in the Netherlands (Kamer van Koophandel) under number 67222927. Our corporate seat (statutaire zetel) is in Amsterdam, the Netherlands, and our registered office is at Kesselstraße 5 - 7, 40221 Düsseldorf, Germany.
Authorized share capital
Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our articles of association. An amendment of our articles of association would require a resolution of the general meeting of shareholders that must first be proposed by our management board and approved by our supervisory board. When our authorized share capital was first included in our articles of association it was set at EUR 234 million, divided into 700 million Class A shares, with a nominal value of EUR 0.06 per share, and 320 million Class B shares, with a nominal value of EUR 0.60 per share. The amount of authorized share capital remains at EUR 234 million. The split of our authorized capital between the classes of shares can change over time. In accordance with our articles of association, upon the conversion of one or more Class B shares into Class A shares, the number of Class B shares included in our authorized share capital decreases by the number of Class B shares converted, and the number of Class A shares included in our authorized share capital increases by the number of Class A shares into which such Class B shares are converted. The conversion ratio for Class B shares into Class A shares is 1:10. Since the initial establishment of our authorized share capital in our articles of association, an aggregate number of 82,323,072 Class B shares has been converted into 823,230,720 Class A shares. As a result, the number of Class A shares included in the authorized share capital has increased to 1,523,230,720 Class A shares, with a nominal value of EUR 0.06 per share, and the number of Class B shares included in the authorized share capital has decreased to 237,676,928 Class B shares, with a nominal value of EUR 0.60 per share, with the aggregate amount of authorized share capital remaining the same.
Initial settlement of the ADSs that may be issued in an offering will take place on the consummation date of the applicable offering through The Depository Trust Company (“DTC”), in accordance with its customary settlement procedures for equity securities. Each person owning ADSs held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights attached to their underlying Class A shares.
Special voting structure and conversion
We have issued 237,476,895 Class B shares, with a nominal value of €0.60 per share to the Selling Shareholder and Expedia Group. The Class B shares carry the same economic right entitlements as the Class A shares. The Class B shares carry different voting rights than the Class A shares, proportionate to the respective nominal value: for each Class B share, ten votes can be exercised in the general meeting of shareholders, whereas for each Class A share one vote can be exercised in the general meeting of shareholders. As a matter of Dutch law, preemption rights for the holders of our Class A shares and our Class B shares are linked to the total nominal value of their shares, which implies that each Class B share carries a preemption right which is tenfold of the preemption right attached to each Class A share. Pursuant to our articles of association, each shareholder of Class B shares can convert any number of Class B shares held by such shareholder into Class A shares as described below. A holder of Class A shares cannot convert its Class A shares into Class B shares.
Upon receipt of a request for conversion of Class B shares into Class A shares, the management board shall resolve to convert the relevant number of Class B shares into Class A shares in a 1:10 ratio. Promptly following such conversion, the holder of Class B shares who made the conversion request shall be obligated to transfer nine out of every ten Class A shares so received to the Company for no consideration, which will be canceled afterwards replicating the effect of a 1:1 conversion ratio. The conversion mechanism is structured in this manner in order to avoid a two-month waiting period which would be required under Dutch law if Class B shares would be converted into Class A shares in an actual 1:1 ratio. Neither the management board nor the Company is required to effect a conversion of Class B shares (a) if the conversion request does not comply with the specifications and requirements set out in our articles of association or if the management board reasonably believes that the information included in such request is untrue or incorrect or (b) to the extent that the Company would not be permitted under applicable law to acquire the relevant number of Class A shares in connection with such conversion.
Issuance of shares and preemptive rights
Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of the general meeting of shareholders. Our general meeting of shareholders may authorize our management board to issue new shares or grant rights to subscribe for shares. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as such authorization is effective, our general meeting of shareholders will not have the power to issue shares and rights to subscribe for shares unless the general meeting of shareholders decides otherwise in connection with the authorization. On June 30, 2021, our general meeting of shareholders adopted a resolution pursuant to which our management board has been authorized to issue, subject to the approval of our supervisory board to the extent required by the Company’s internal rules and its articles of association, Class A shares and Class B shares (or rights to subscribe for such shares) for a period of five years from that date, which authority will be limited to the Company’s authorized share capital as included in its articles of association from time to time.
Under Dutch law, in the event of an issuance of Class A shares or granting of rights to subscribe for Class A shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the Class A and Class B shares held by such holder. A holder of Class A shares does not have a preemptive right with respect to the issuance of or granting of rights to subscribe for (i) Class A shares for consideration other than cash, or (ii) Class A shares to our employees or employees of one of our group companies or (iii) Class A shares to persons exercising a previously granted right to subscribe for such shares.
The preemptive rights in respect of newly issued Class A shares may be restricted or excluded by a resolution of the general meeting of shareholders. On June 30, 2021, our general meeting of shareholders adopted a resolution pursuant to which our management board has been authorized to, subject to the approval of our supervisory board to the extent required by the Company’s internal rules and its articles of association, limit or exclude the preemptive rights of holders of Class A shares and the holders of Class B shares for a period of five years from that date.
Prior to the end date of the aforementioned authorizations, we expect to request our shareholders to adopt a resolution further delegating the power to issue shares, to grant rights to subscribe for shares, and to limit or exclude preemptive rights to our management board for another period of five years following the date of such resolution.
 Form and transfer of shares
Our shares will be issued in registered form, provided that our management board may resolve that one or more shares are bearer shares, represented by physical share certificates. Currently, all of our Class A shares are bearer shares, represented by a global share certificate held in custody by Clearstream Bank Frankfurt. A register of shareholders will be maintained by us or by third parties upon our instruction. Transfer of record ownership of shares is effected by a written deed of transfer acknowledged by us, or by our transfer agent and registrar on our behalf and acting as our agent, unless the property law aspects of such shares are governed by the laws of the state of New York as set out below.
If and when any of our Class A shares become listed on the NASDAQ or on any other stock exchange operating in the United States of America, the laws of the State of New York shall apply to the property law aspects of the Class A shares reflected in the register administered by our transfer agent.
Repurchase of our shares
Under Dutch law, we may repurchase our own fully paid shares at any time for no consideration (om niet). Subject to certain exceptions specified by Dutch law, we may only acquire fully paid shares for consideration to the extent that (i) our shareholders’ equity, less the payment required to make the acquisition and certain amounts specified by Dutch law, does not fall below the sum of paid-in and called-up share capital and any statutory reserves, (ii) we and our subsidiaries would thereafter not hold shares or hold a pledge over our shares with an aggregate nominal value exceeding 50% of our issued share capital and (iii) the management board has been authorized by the general meeting of shareholders.

Authorization from the general meeting to acquire our shares must specify the number and class of shares that may be acquired, the manner in which shares may be acquired and the price range within which shares may be acquired. Such authorization will be valid for no more than 18 months.
In the annual general meeting of June 28, 2024, our general meeting of shareholders adopted a resolution giving our management board the authority, subject to the approval of our supervisory board as required by the Company’s management board rules and articles of association, to repurchase fully paid-up shares (or depository receipts for shares, including ADSs) up to 10% of our issued share capital (determined as at the close of business on the date of such annual general meeting) for a period of 18 months following the date of the annual general meeting, for a price per share or depository receipt (including ADSs) which is higher than nil and does not exceed 120% of the average market price of the ADS(s) on the NASDAQ Stock Market (such average market price being the average of the closing prices on each of the five consecutive trading days preceding the date the acquisition is agreed upon by the Company). We expect that a similar resolution will be presented to our shareholders for approval at each annual meeting of shareholders held after completion of this offering.
No votes may be cast by us or our subsidiaries, as applicable, at a general meeting of shareholders on the shares held by us or our subsidiaries, unless explicitly permitted by Dutch law. None of our issued shares is held by us or any of our subsidiaries.
Capital reduction
At a general meeting, our shareholders may resolve to reduce our issued share capital by (i) canceling shares or (ii) reducing the nominal value of the shares by virtue of an amendment to our articles of association. In either case, this reduction would be subject to applicable statutory provisions and must be proposed by our management board and approved by our supervisory board. A resolution to cancel shares may only relate to shares held by the Company itself or in respect of which the Company holds the depository receipts.

A reduction of the nominal value of shares without repayment and without release from the obligation to pay up the shares must be effectuated proportionally on shares of the same class (unless all shareholders concerned agree to a disproportional reduction). A resolution that would result in a reduction of capital requires approval of the meeting of each group of holders of shares of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.
A resolution to reduce our share capital requires the approval of at least an absolute majority of the votes cast or, if less than 50% of our issued share capital is represented at the meeting at which a vote on a resolution to reduce our share capital is taken, the approval of at least two-thirds of the votes cast.
Amendment of articles of association
Upon a proposal by our management board and with the approval of the supervisory board, the general meeting of shareholders may resolve to amend the articles of association. A resolution by the general meeting of shareholders to amend the articles of association requires a simple majority of the votes cast.
Company’s shareholders’ register
Subject to Dutch law and the articles of association, we must keep our shareholders’ register accurate and up-to-date. The management board keeps our shareholders’ register and records names and addresses of all holders of registered shares, showing the date on which those shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each such share. The register also includes the names and addresses of those with a right of use and usufruct (vruchtgebruik) in shares belonging to another or a pledge in respect of such shares. The Class A shares offered to be offered pursuant to this prospectus will be held by our depositary.
Limitation on liability and indemnification matters
Under Dutch law, management board and supervisory board members may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to the company and to third parties for infringement of the articles of association or of certain provisions of the Dutch Civil Code (Burgerlijk Wetboek). In certain circumstances, they may also incur additional specific civil and criminal liabilities. Management board and supervisory board members are insured under an insurance policy taken out by us against damages resulting from their conduct when acting in the capacities as such management board or supervisory board member, as applicable. In addition, our articles of association provide for indemnification of our management board and supervisory board members, including reimbursement for reasonable legal fees and damages or fines based on acts or failures to act in their duties. No indemnification shall be given to a member of the management board or supervisory board if a Dutch court has established, without possibility for appeal, that the acts or omissions of such indemnified officer that led to the financial losses, damages, suit, claim, action or legal proceedings resulted from either an improper performance of his or her duties as a management board or supervisory board member of the company or an unlawful or illegal act, and only unless to the extent that his or her financial losses, damages and expenses are covered by an insurance and the insurer has settled these financial losses, damages and expenses (or has indicated that it would do so). Furthermore, such indemnification will generally not be available in instances of willful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar) conduct. See “Management-Insurance and indemnification” for additional information.
Liquidation rights and dissolution
Under our articles of association, we may be dissolved by a resolution of the general meeting of shareholders, subject to a proposal by the management board and the approval of our supervisory board.
In the event of a dissolution and liquidation, the assets remaining after payment of all debts and liquidation expenses are to be distributed to shareholders in proportion to the number of shares held by each shareholder. All distributions referred to in this paragraph will be made in accordance with the relevant provisions of the laws of the Netherlands.
General meeting of shareholders and consents
General meeting of shareholders
General meetings of shareholders are held in the Netherlands, at locations specified in our articles of association. The annual general meeting of shareholders must be held within six months of the end of each fiscal year. Additional extraordinary general meetings of shareholders may also be held, whenever considered appropriate by the management board or the supervisory board. Pursuant to Dutch law, one or more shareholders or others entitled to attend a general meeting, who jointly represent at least one-tenth of the issued share capital may request the management board or the supervisory board to convene an extraordinary general meeting with an agenda as requested by them. If our management board or supervisory board does not in response to such a request call an extraordinary general meeting to be held within six weeks from the date of our receipt of the request, the persons requesting the meeting may be authorized upon their request by a Dutch court in summary proceedings to convene an extraordinary general meeting with the agenda requested by them.
The Dutch Corporate Governance Code (“DCGC”), recommends that shareholders who have the right to put an item on the agenda for our general meeting or to request the convening of a general meeting shall not exercise such rights until after they have consulted our management board. If exercising such rights may result in a change in our strategy (for example, through the dismissal of one or more of our managing directors or supervisory directors), our management board must be given the opportunity to invoke a reasonable period of up to 180 days to respond to the shareholders’ intentions. If invoked, our management board must use such response period for further deliberation and constructive consultation, in any event with the shareholder(s) concerned and exploring alternatives. At the end of the response time, our management board, supervised by our supervisory board, shall report on this consultation and the exploration of alternatives to our general meeting. The response period may be invoked only once for any given general meeting and shall not apply (i) in respect of a matter for which either a response period or a statutory cooling-off period (as discussed below) has been previously invoked or (ii) in situations where a shareholder holds at least 75% of our issued share capital as a consequence of a successful public bid.
Moreover, our management board, with the approval of our supervisory board, can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more managing directors or supervisory directors (or to amend any provision in our articles of association dealing with those matters) or when a public offer for our Company is made or announced without our support, provided, in each case, that our management board believes that such proposal or offer materially conflicts with the interests of our Company and its business. During a cooling-off period, our general meeting cannot dismiss, suspend or appoint managing directors and supervisory directors (or amend the provisions in our articles of association dealing with those matters) except at the proposal of our management board. During a cooling-off period, our management board must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of our issued share capital at the time the cooling-

off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on our website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, our management board must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at our office and must be tabled for discussion at the next general meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber of the Amsterdam Court of Appeal, or the Enterprise Chamber (Ondernemingskamer), for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:
•our management board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our Company and its business;
•our management board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or
•other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).
General meetings of shareholders shall be convened by a notice, which shall include an agenda stating the items to be discussed, including for the annual general meeting of shareholders, among other things, the adoption of the annual accounts, appropriation of our profits and proposals relating to the composition of the management board and supervisory board, including the filling of any vacancies in the management board or supervisory board. In addition, the agenda shall include such items as have been included therein by the management board. The agenda shall also include such items requested by one or more shareholders, and others entitled to attend general meetings of shareholders, representing at least 3% of the issued share capital. Requests must be made in writing or electronically and received by the management board at least 60 days before the day of the meeting. The provisions under the DCGC and Dutch law relating to the response period and the cooling-off period, respectively, as described above, also apply in relation to shareholders (or other entitled to attend the general meeting of shareholders) putting matters on the agenda.
All shareholders and others entitled to attend general meetings of shareholders are authorized to attend the general meeting of shareholders, to address the meeting and, in so far as they have such right, to vote. Management board and supervisory board members may attend a general meeting of shareholders. In these meetings, they have an advisory vote. The chairman of the meeting may decide at its discretion to admit other persons to the meeting.
Under Dutch law, approval by the general meeting of shareholders is required for resolutions of the management board relating to a significant change in the identity or the character of the company or the business of the company, which includes:
•a transfer of the business or virtually the entire business to a third party;
•the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the company; and
•the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one third of the amount of its assets according to its balance sheet and explanatory notes or, if the company prepares a consolidated balance sheet, according to its consolidated balance sheet and explanatory notes in the last adopted annual accounts of the company.
Quorum and voting requirements
Each Class A share confers the right on the holder to cast one vote at the general meeting of shareholders. Each Class B share confers the right on the holder to cast ten votes at the general meeting of shareholders. Shareholders may vote by proxy. Shares which cannot be voted pursuant to Dutch law will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a general meeting of shareholders.

Management board and supervisory board members
Appointment of management and supervisory board members
Under our articles of association, management board members are appointed by the general meeting of shareholders upon binding nomination by our supervisory board. However, the general meeting of shareholders may at all times overrule the binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting of shareholders overrules the binding nomination, the supervisory board shall make a new nomination.
Under our articles of association, supervisory board members are appointed by the general meeting of shareholders upon binding nomination by our supervisory board. However, the general meeting of shareholders may at all times overrule the binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting of shareholders overrules the binding nomination, the supervisory board shall make a new nomination.
At a general meeting, a resolution to appoint a managing director or supervisory director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that general meeting or in the explanatory notes thereto.
Under Dutch law, when nominating a person for appointment or reappointment as a supervisory director, the nomination must be supported by reasons (if it concerns a reappointment, past performance must be taken into consideration) and the following information about such person must be provided: (i) age and profession; (ii) the aggregate nominal value of the shares held in the Company’s capital; (iii) present and past positions, to the extent relevant for the performance of the tasks of a supervisory director; and (iv) the name of each entity where such person already holds a position as supervisory director or non-executive director (in case of multiple entities within the same group, the name of the group shall suffice).
Duties and liabilities of board members
Under Dutch law, our management board is charged with the management of the Company, which includes setting the Company’s policies and strategy, subject to the restrictions contained in our articles of association. Our supervisory board is charged with the supervision of the policy of the management board and the general course of affairs of the Company and of the business connected with it. Our managing directors and supervisory directors may divide their tasks among themselves in or pursuant to internal rules. Each management board and supervisory board member has a statutory duty to act in the corporate interest of the Company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the Company also applies in the event of a proposed sale or break-up of the Company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed.
Dividends and other distributions
Amount available for distribution
We may only make distributions to our shareholders to the extent that our shareholders’ equity exceeds the sum of the paid-in and called-up share capital plus the reserves as required to be maintained by Dutch law or by the articles of association. We only make a distribution of profits to our shareholders after the adoption by our general meeting of shareholders of our annual accounts demonstrating that such distribution is legally permitted. However, our management board may, subject to approval of the supervisory board but without any shareholder vote, distribute interim dividends at any time, subject to our shareholders’ equity exceeding the sum of the paid-in and called-up share capital plus the reserves as required to be maintained by Dutch law or by the articles of association, as demonstrated by interim accounts prepared as required by Dutch law.
If the annual accounts show that the Company has made less profit than distributed to the shareholders by way of interim dividend the Company must request repayment of the amount by which the interim dividend exceeds the profit from those shareholders which knew or which should have known that the payment of the interim dividend was not permitted.
The continued operation of, and strategic initiatives for, our business will require substantial cash. Accordingly, although we paid an extraordinary dividend during 2023, we may not pay any other dividends on our ADSs for the foreseeable future.

Exchange controls
Under Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations, applicable anti-money-laundering regulations and similar rules and provided that, under certain circumstances, payments of such dividends or other distributions must be reported to the Dutch Central Bank at their request for statistical purposes. There are no special restrictions in our articles of association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote Class A shares.

Squeeze out procedures
A shareholder who holds at least 95% of our issued share capital for his or her own account, alone or together with group companies, may initiate proceedings against our other shareholders jointly for the transfer of their shares to such shareholder. The proceedings are held before the Enterprise Chamber and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to the other shareholders and will determine the price to be paid for the shares, if necessary, after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.
Adoption of annual accounts and discharge of our management board and supervisory board
No later than May 31 of each year (subject to an extension of five months by our general meeting of shareholders in extraordinary circumstances), our management board must prepare our Dutch statutory accounts for the preceding fiscal year. Our Dutch statutory accounts are prepared in accordance with International Financial Reporting Standards. After approval of our Dutch statutory accounts by our supervisory board, these financial statements must be made available for inspection by our shareholders and others entitled to attend general meetings during the period from the time when our annual shareholders meeting is called until the date when the meeting is held. The Dutch statutory accounts, including any proposed distribution to our shareholders of profits received during the relevant year, must then be submitted to our shareholders for adoption at the annual shareholders meeting.
Our management board will, at each annual shareholders meeting adopting the annual financial statements for the preceding fiscal year, propose that our shareholders adopt a resolution granting discharge from liability to the members of our management board for their management of the Company and to the members of our supervisory board for their supervisory duties during the prior fiscal year. Under Dutch law this discharge will only apply to matters that are apparent from the face of the annual financial statements or that have otherwise been disclosed (for example, in a press release or other public filing) to the general meeting of shareholders.
Our financial reporting will be subject to the supervision of the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiële Markten), or AFM. The AFM may review the content of the financial reports and has the authority to approach us with requests for information if it has reasonable doubts as to the integrity of our financial reporting. For a more detailed description we refer to the description below under the heading “Dutch Financial Reporting Supervision Act.”

Comparison of Dutch corporate law and our articles of association and U.S. corporate law
We are incorporated under the laws of the Netherlands. The following discussion summarizes material differences between the rights of holders of our Class A shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of the Netherlands and Delaware.
This discussion does not purport to be a complete statement of the rights of holders of our Class A shares or Class B shares under applicable Dutch law and our articles of association or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

The Netherlands	Delaware

Duties of board members

Under Dutch law, our management board is charged with the management of the Company, which includes setting the Company’s policies and strategy, subject to the restrictions contained in our articles of association. Our supervisory board is charged with the supervision of the policy of the management board and the general course of affairs of the Company and of the business connected with it. Our managing directors and supervisory directors may divide their tasks among themselves in or pursuant to internal rules.
Under Dutch law the management board is collectively responsible for the policy and day-to-day management of the company. The supervisory board is, inter alia, assigned the task of supervising the management board. Each management board and supervisory board member has a duty towards the company to properly perform the duties assigned to him. Furthermore, each management board and supervisory board member has a statutory duty to act in the corporate interest of the company and its business.
Unlike under Delaware law, under Dutch law the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of all stakeholders in the company also applies in the event of a proposed sale or break-up of the company. The management board is therefore not under any obligation under Dutch law to seek the highest value for the shares of the company in the event of a proposed sale or break-up of the company, if in the opinion of the management board sale to the person offering the highest value for the company would not be in the best interest of the company, taking into account the interests of all stakeholders.
The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

The Netherlands	Delaware
Board member terms

Under the DCGC, management board and supervisory board members of a listed company are generally appointed for an individual term of a maximum of four years. Pursuant to the DCGC supervisory board members may be re-elected once for another four year term. The supervisory board members may then subsequently be reappointed again for a period of two years, which appointment may be extended by at most two years. In the event of a reappointment after an eight-year period, reasons should be given in the report of the supervisory board, included in our Dutch annual board report. There is no such limit applicable to management board members. Under our Management Board Rules, management board members will retire no later than the day on which the annual general meeting of shareholders is held, in the fifth calendar year after the year in which such member was appointed. Such management board member is then immediately available for reappointment. Despite being elected for a specified term, a management board or supervisory board member may be suspended or removed at any time by the general meeting of shareholders. Our supervisory board members may also suspend management board members. A suspension by our supervisory board members may at all times be discontinued by the general meeting of shareholders.	The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the shareholders. A director elected to serve a term on a “classified” board may not be removed by shareholders without cause. There is no limit in the number of terms a director may serve.

Board member vacancies

Under Dutch law, new members of the management board and supervisory board are appointed by the general meeting of shareholders. Under our articles of association, the members of our management board and supervisory board are appointed by the general meeting of shareholders upon binding nomination by our supervisory board. However, the general meeting of shareholders may at all times overrule the binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting of shareholders overrules the binding nomination, the supervisory board shall make a new nomination.	The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that holders of a particular class of stock are to elect such directors, in which case a majority of any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Conflict-of-interest transactions
Under Dutch law and our articles of association, our management board and supervisory board members shall not take part in any discussion or decision-making that involves a subject or transaction in relation to which he or she has a direct or indirect personal conflict of interest with us. Such a conflict of interest would generally arise if the management board or supervisory board member concerned is unable to serve our interests and the business connected with our company with the required level of integrity and objectivity due to the existence of the conflicting personal interest. Our articles of association provide that if as a result of conflicts of interests no resolution of the management board can be adopted, the resolution shall be passed by the supervisory board and that, if as a result of conflicts of interests no resolution of the supervisory board can be adopted, the resolution may nonetheless be adopted by the supervisory board as if none of the supervisory board members had a conflict of interest. In that latter case, each supervisory board member is entitled to participate in the discussion and decision-making process and to cast a vote.
The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director or officer of that corporation if:
•the material facts as to the director’s or officer’s relationship or interest are disclosed and a majority of disinterested directors consent;
•the material facts are disclosed as to the director’s or officer’s relationship or interest and a majority of shares entitled to vote thereon consent; or
•the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy voting by board members

An absent management board or supervisory board member may grant a proxy but only in writing or electronically to another management board or supervisory board member, respectively.	A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

The Netherlands	Delaware
Voting rights

In accordance with Dutch law and our articles of association, each issued Class A share confers the right to cast one vote and each Class B share confers the right to cast ten votes at the general meeting of shareholders. Shares that are held by us or our direct or indirect subsidiaries do not confer the right to vote by us or our subsidiaries, respectively, unless explicitly permitted by Dutch law.

For each general meeting of shareholders, a record date may be applied with respect to Class A shares and Class B shares in order to establish which shareholders are entitled to attend and vote at the general meeting of shareholders, which date is set by the management board. The record date will be 28 calendar days prior to the date of the general meeting of shareholders. The record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting.

Under the Delaware General Corporation Law, each shareholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Unless the certificate of incorporation provides otherwise, the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one third of the shares entitled to vote at a meeting.

Shareholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the shareholders of record entitled to notice or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

The Netherlands	Delaware
Shareholder proposals
Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law who jointly represent at least one-tenth of our issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If we have not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the person(s) requesting the meeting may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting. The court shall dismiss the application if it does not appear that the relevant person(s) has/have previously requested our management board and supervisory board to convene a general meeting and neither our management board nor our supervisory board has taken the necessary steps so that the general meeting could be held within six weeks after the request.

The agenda for our general meetings shall also include such items requested by one or more shareholders or others with meeting rights under Dutch law representing at least 3% of our issued share capital. These requests must be made in writing or by electronic means and received by us at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those that have been included in the agenda.

In accordance with the DCGC, shareholders who have the right to put an item on the agenda for our general meeting or to request the convening of a general meeting shall not exercise such rights until after they have consulted our management board. If exercising such rights may result in a change in our strategy (for example, through the dismissal of one or more of our managing directors or supervisory directors), our management board must be given the opportunity to invoke a reasonable period of up to 180 days to respond to the shareholders’ intentions. If invoked, our management board must use such response period for further deliberation and constructive consultation, in any event with the shareholder(s) concerned and exploring alternatives. At the end of the response time, our management board, supervised by our supervisory board, shall report on this consultation and the exploration of alternatives to our general meeting. The response period may be invoked only once for any given general meeting and shall not apply (i) in respect of a matter for which either a response period or a statutory cooling-off period (as discussed below) has been previously invoked or (ii) in situations where a shareholder holds at least 75% of our issued share capital as a consequence of a successful public bid.
Delaware law does not specifically grant shareholders the right to bring business before an annual or special meeting. However, if a Delaware corporation is subject to the SEC’s proxy rules, a shareholder who owns at least $2,000 in market value, or 1% of the corporation’s securities entitled to vote, and has owned such securities for at least one year, may propose a matter for a vote at an annual or special meeting in accordance with those rules.

The Netherlands	Delaware
Moreover, our management board, with the approval of our supervisory board, can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more managing directors or supervisory directors (or to amend any provision in our articles of association dealing with those matters) or when a public offer for our Company is made or announced without our support, provided, in each case, that our management board believes that such proposal or offer materially conflicts with the interests of our Company and its business. During a cooling-off period, our general meeting cannot dismiss, suspend or appoint managing directors and supervisory directors (or amend the provisions in our articles of association dealing with those matters) except at the proposal of our management board. During a cooling-off period, our management board must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of our issued share capital at the time the cooling-off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on our website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, our management board must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at our office and must be tabled for discussion at the next general meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:
•our management board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our Company and its business;
•our management board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or
•other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

The Netherlands	Delaware

Action by written consent

Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided (a) the articles of association expressly so allow, (b) no bearer shares or (with the company’s cooperation) depository receipts are issued, (c) there are no persons entitled to the same rights as holders of depository receipts issued with the company’s cooperation, (d) the management board and supervisory board members have been given the opportunity to give their advice on the resolution, and (e) the resolution is adopted unanimously by all shareholders that are entitled to vote. The requirement of unanimity renders the adoption of shareholder resolutions without a meeting not feasible for publicly traded companies.	Under the Delaware General Corporation Law, shareholders may, unless the certificate of incorporation otherwise provides, act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Although permitted by Delaware law, publicly listed companies do not typically permit shareholders of a corporation to take action by written consent.

Appraisal rights
Subject to certain exceptions, Dutch law does not recognize the concept of appraisal or dissenters’ rights.

The concept of appraisal rights does not exist under Dutch law. However, pursuant to Dutch law, a shareholder who for its own account (or together with its group companies) provides at least 95% of the company’s issued capital may institute proceedings against the company’s other shareholders jointly for the transfer of their shares to that shareholder. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer), which may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value of the shares to be transferred.

Furthermore, Dutch law provides that, to the extent the acquiring company in a cross-border merger is organized under the laws of another EU member state, a shareholder of a Dutch disappearing company who has voted against the cross-border merger may file a claim with the Dutch company for compensation. The compensation is to be determined by one or more independent experts.
The Delaware General Corporation Law provides for shareholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the shareholder’s shares, in connection with certain mergers and consolidations.

The Netherlands	Delaware
Shareholder suits
In the event a third-party is liable to a Dutch company, only the company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third-party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third-party in its own name. Dutch law provides for the possibility to initiate such actions collectively, in which a foundation or an association can act as a class representative and has standing to commence proceedings and claim damages if certain criteria are met. The court will first determine if those criteria are met. If so, the case will go forward as a class action on the merits after a period allowing class members to opt out from the case has lapsed. All members of the class who are residents of the Netherlands and who did not opt-out will be bound to the outcome of the case. Residents of other countries must actively opt in in order to be able to benefit from the class action. The defendant is not required to file defenses on the merits prior to the merits phase having commenced. It is possible for the parties to reach a settlement during the merits phase. Such a settlement can be approved by the court, which approval will then bind the members of the class, subject to a second opt-out. This new regime applies to claims brought after January 1, 2020 and which relate to certain events that occurred prior to that date. For other matters, the old Dutch class actions regime will apply. Under the old regime, no monetary damages can be sought. Also, a judgment rendered under the old regime will not bind individual class members. Even though Dutch law does not provide for derivative suits, our managing directors, supervisory directors and officers can still be subject to liability under U.S. securities laws.	Under the Delaware General Corporation Law, a shareholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated shareholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a shareholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a shareholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

Repurchase of shares

Under Dutch law, we may repurchase our own fully paid shares at any time for no consideration (om niet). Except for certain statutory exceptions, we only may acquire fully paid shares for consideration to the extent that (i) our shareholders’ equity, less the payment required to make the acquisition and certain other amounts specified by Dutch law, does not fall below the sum of paid-in and called-up share capital and any statutory reserves, (ii) we and our subsidiaries would thereafter not hold shares or hold a pledge over our shares with an aggregate nominal value exceeding 50% of our issued share capital, and (iii) the management board has been authorized by the general meeting of shareholders.
Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause any impairment of the capital of the corporation; provided that a corporation other than a nonstock corporation may purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Authorization from the General Meeting to acquire our shares must specify the number and class of shares that may be acquired, the manner in which shares may be acquired and the price range within which shares may be acquired. Such authorization will be valid for no more than 18 months. Any shares we hold may not be voted or counted for voting quorum purposes.

No authorization of the general meeting of shareholders is required if Class A shares are acquired by us with the intention of transferring such Class A shares by us to our employees under an applicable employee stock purchase plan, provided that such Class A shares are listed on a stock exchange.

The Netherlands	Delaware
Anti-takeover provisions

Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. Dutch law does not contain anti-takeover measures that are applicable by operation of law. Our dual-class share structure that gives greater voting power to the Class B holders (currently: Expedia Group and Rolf Schrömgens), the binding nomination structure for the appointment of our management board members and supervisory board members, and the provisions in our articles of association which provide that certain shareholder decisions can only be passed if proposed by our management board and approved by our supervisory board may be perceived as an anti-takeover provision. Other than this, we have not incorporated any anti-takeover measures in our articles of association or otherwise.

Dutch law also allows for staggered multi-year terms of our managing directors and supervisory directors, as a result of which only part of our managing directors and supervisory directors may be subject to appointment or re-appointment in any given year.

Furthermore, our management board may under certain circumstances invoke a reasonable period of up to 180 days to respond to certain shareholder proposals or a statutory cooling-off period of up to 250 days to respond to certain shareholder proposals or a hostile bid. See above under “Shareholder Proposals.”

In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested shareholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested shareholder, unless:
•the transaction that will cause the person to become an interested shareholder is approved by the board of directors of the target prior to the transactions;
•after the completion of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder holds at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, not including shares owned by persons who are directors and officers of interested shareholders and shares owned by specified employee benefit plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•after the person becomes an interested shareholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested shareholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. In most cases, such an amendment is not effective until twelve months following its adoption.

The Netherlands	Delaware
Inspection of books and records

The management board provides the general meeting of shareholders in good time with all information that the general meeting requires, unless this would be contrary to an overriding interest of us. If the management board invokes an overriding interest, it must give reasons.

Under the Amended and Restated Shareholders’ Agreement, Expedia Group is entitled to receive certain information from us, subject always to the restrictions imposed on us by mandatory law.

Our shareholders’ register is available for inspection by the shareholders and usufructuaries and pledgees whose particulars must be registered therein.
Under the Delaware General Corporation Law, any shareholder may inspect for any proper purpose certain of the corporation’s books and records during the corporation’s usual hours of business upon written demand under oath stating the purpose thereof.

Removal of board member

Under our articles of association, the general meeting of shareholders shall at all times be entitled to suspend or dismiss a management board or supervisory board member. The general meeting of shareholders may only adopt a resolution to suspend or dismiss a management board member or supervisory board member by at least a two thirds majority of the votes cast, provided such majority represents more than half of the issued share capital, unless the proposal was made by the supervisory board in which case a simple majority of the votes cast is sufficient.
Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as follows:
•unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, shareholders may effect such removal only for cause; or
•in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which such director is a part.

Preemptive rights

Under Dutch law, in the event of an issuance of shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the shares held by such holder (with the exception of shares to be issued to group employees or shares issued against a contribution other than in cash or pursuant to the exercise of a previously acquired right to subscribe for shares). Under our articles of association, the preemptive rights in respect of newly issued shares may be restricted or excluded by a resolution of the general meeting of shareholders that must first be proposed by our management board and approved by our supervisory board.
Under the Delaware General Corporation Law, shareholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.

The Netherlands	Delaware
The management board may restrict or exclude the preemptive rights in respect of newly issued shares if it has been designated as the authorized body to do so by the general meeting of shareholders. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate the management board as the authorized body to do so requires a two-thirds majority of the votes cast, if less than one half of our issued share capital is represented at the meeting.

Dividends

We may only make distributions to our shareholders to the extent that our shareholders’ equity exceeds the sum of the paid-in and called-up share capital plus the reserves as required to be maintained by Dutch law or by the articles of association. We may only make a distribution of profits to our shareholders after the adoption by our general meeting of shareholders of our annual accounts demonstrating that such distribution is legally permitted. However, our management board may, subject to approval of our supervisory board and the above restrictions in relation to our shareholders’ equity but without any shareholder vote, declare and pay interim dividends to our shareholders out of anticipated profits for the current year. If the annual accounts of such year provide that the Company has made less profit than distributed to the shareholders by way of interim dividend the Company must request repayment of the amount by which the interim dividend exceeds the profit from those shareholders which knew or which should have known that the payment of the interim dividend was not permitted.

Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year; provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value.

The Netherlands	Delaware
Shareholder vote on certain reorganizations

Under Dutch law, approval by the general meeting of shareholders is required for resolutions of the management board relating to a significant change in the identity or the character of the company or the business of the company, which includes:
•a transfer of the business or virtually the entire business to a third party;
•the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the company; and
•the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one third of the amount of its assets according to its balance sheet and explanatory notes or, if the company prepares a consolidated balance sheet, according to its consolidated balance sheet and explanatory notes in the last adopted annual accounts of the company.

Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

Under the Delaware General Corporation Law, no vote of the shareholders of a surviving corporation to a merger is needed unless required by the certificate of incorporation, if (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) the shares of stock of the surviving corporation are not changed in the merger and (iii) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, shareholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the shareholders will be entitled to appraisal rights.

Remuneration of board members

In contrast to Delaware law, under Dutch law the general meeting must adopt the remuneration policy for the management board, which includes the outlines of the compensation of any management board members.

Pursuant to our articles of association, the general meeting will determine the remuneration of supervisory board members. The supervisory board members will determine the level and structure of the remuneration of the management board members.

A proposal with respect to management board compensation schemes in the form of shares or rights to shares must be submitted for approval to the general meeting of shareholders. Such proposal must set out at least the maximum number of shares or rights to shares to be granted to members of the management board and the criteria for granting such shares.
Under the Delaware General Corporation Law, the shareholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation. Unless otherwise restricted by the certificate of incorporation or bylaws, the board of directors shall have the authority to fix the compensation of directors.

Dutch Corporate Governance Code
The Dutch Corporate Governance Code, or DCGC, contains both principles and best practice provisions for management boards, supervisory boards, shareholders and general meetings, financial reporting, auditors, disclosure, compliance and enforcement standards. As a Dutch company, we are subject to the DCGC and are required to disclose in our annual report, filed in the Netherlands, whether we comply with the provisions of the DCGC. If we do not comply with the provisions of the DCGC (for example, because of a conflicting Nasdaq requirement or otherwise), we must list the reasons for any deviation from the DCGC in our Dutch statutory board report.
We acknowledge the importance of good corporate governance. However, at this stage, we do not comply with all the provisions of the DCGC, to a large extent because such provisions conflict with or are inconsistent with the corporate governance rules of the NASDAQ and U.S. securities laws that apply to us, or because such provisions do not reflect best practices of international companies listed on the NASDAQ.
The best practice provisions we do not apply include the following. We may deviate from additional best practice provisions in the future. Such deviations will be disclosed in our Dutch statutory board report.
In order to safeguard independence of the supervisory board, the DCGC recommends that:
•for each ten percent shareholder or group of affiliated shareholders, there is at most one supervisory board member who can be considered to be a shareholder representative;
•there is at most one non-independent supervisory board member who cannot be considered as independent due to circumstances other than being a shareholder representative; and
•the total number of non-independent supervisory board members should account for less than half of the total number of supervisory board members.
Half of our supervisory board members are independent. It is our view that given the nature of our business and the practice in our industry and considering our shareholder structure, it is justified that only 4 supervisory board members will be independent. We may need to deviate from the DCGC’s independence definition for supervisory board members either because such provisions conflict with or are inconsistent with the corporate governance rules of the NASDAQ and U.S. securities laws that apply to us, or because such provisions do not reflect best practices of global companies listed on the NASDAQ. We may need to further deviate from the DCGC’s independence definition for supervisory board members when looking for the most suitable candidates. For example, a future supervisory board candidate may have particular knowledge of, or experience in our industry, but may not meet the definition of independence in the DCGC. As such background is very important to the efficacy of our supervisory board, our supervisory board may decide to nominate candidates for appointment who do not fully comply with the criteria as listed under best practice provision 2.1.8 of the DCGC.
The DCGC recommends that our supervisory board establish a selection and appointment committee. Because we are a “controlled company” within the meaning of the corporate governance standards of the NASDAQ Global Select Market, we do not believe that a selection and appointment committee will be beneficial for our governance structure. We have not established and do not intend to establish a selection and appointment committee.
Consistent with corporate practice for non-executive members of a board in the United States, currently the terms of office of up to half of our supervisory directors run and end simultaneously. Our supervisory board continuously monitors succession of its members as well as the managing directors. Under our articles of association, members of the management board and the supervisory board shall be appointed on the basis of a binding nomination prepared by the supervisory board. This means that the nominee shall be appointed to the management board or supervisory board, as the case may be, unless the general meeting of shareholders strips the binding nature of the nomination (in which case a new nomination shall be prepared for a subsequent general meeting of shareholders). Our articles of association will provide that the general meeting of shareholders can only pass such resolution by a two-thirds majority representing at least half of the issued share capital. However, the DCGC recommends that the general meeting can pass such resolution by simple majority, representing no more than one-third of the issued share capital.
Under our articles of association, members of the management board and the supervisory board can only be dismissed by the general meeting of shareholders by simple majority, provided that the supervisory board proposes the dismissal. In other cases, the general meeting can only pass such resolution by a two-thirds majority of the votes cast, representing at least half of the issued share capital. Similar to what has been described above, the DCGC recommends that the general meeting of shareholders can pass a resolution to dismiss a member of the management board or supervisory board by simple majority, representing no more than one-third of the issued share capital.
The DCGC recommends against providing equity awards as part of the compensation of a supervisory board member. However, we may wish to deviate from this recommendation and grant equity awards to its supervisory board members.
The DCGC further recommends that the management board appoints the senior internal auditor and the company secretary, subject to approval by the supervisory board. We have simplified this process as our CFO appoints the senior internal auditor and the company secretary, and allow the audit committee to express its views regarding the senior internal auditor.
The DCGC suggests that our annual statements of the Company include a (separate) report by the supervisory board. For purposes of consistency with our U.S. annual report, our Dutch annual report does not include a separate supervisory report. However, the elements that the DCGC recommends to be covered by the (separate) supervisory board report are covered throughout the Dutch annual report, which is signed by each of our supervisory directors.
The DCGC recommends that the compensation report includes, among other things, statements on (i) scenario analyses that are carried out relating to director compensation, (ii) pay ratios between management and an average or median employee salary within the company and (iii) the relationship between the variable part of a director's compensation and the contribution of such compensation to long-term value creation. Our supervisory board has deemed it more suitable to base management board compensation on a qualitative evaluation, which is in line with corporate practice for non-executive members of a board in the U.S., where the Company has its listing. As the management board compensation is not based on the factors stated above, the Company has not included the relevant disclosure in our Dutch statutory board report.
The DCGC recommends that the management board develops a view on sustainable long-term value creation by the company and its affiliated enterprise and formulate a strategy in line with this. The management board should formulate specific objectives in this regard. Consistent with this recommendation the DCGC requires our annual report to contain information on our vision to sustainable long-term value creation, our strategy to realize this and the objectives formulated to that end, the effects of the company on people and the environment, how the interests of stakeholders have been taken into account and the extent to which the stated objectives have been achieved. In addition, the DCGC recommends to provide information on how the culture, the underlying values and conduct promoted within the company contribute to sustainable long-term value creation. In order to safeguard the clarity and consistency of the reporting and to achieve a clear transition to reporting in accordance with the future reporting requirements under the CSRD, trivago has made the well-considered decision to deviate from these recommendations, and it is currently in the process of determining how trivago will comply with these recommendations and how it will be reporting in accordance with the CSRD starting from financial year 2025.
The DCGC suggests that the management board should evaluate its own functioning as a whole and that of the individual management board members at least once per year. All of our existing managing directors have been appointed during 2023 and 2024, and therefore we do not currently have an established self-evaluation procedure for the members of the management board. We do however intend to introduce such a procedure in the future.
The DCGC recommends that the supervisory board should, at least once per year, evaluate its own functioning as a whole and that of the individual supervisory board members, and that periodically such evaluation should take place under the supervision of an external expert. Further, the DCGC suggests that the supervisory board's report should state how the evaluation of the supervisory board, the various committees and the individual supervisory board members has been carried out, the main findings and conclusions of the evaluations and what has been or will be done with the conclusions from the evaluations. At present, the evaluation of the supervisory board's performance is organized internally, and the respective findings and conclusions are not being reported. The Company intends to review and revisit its current approach in the future.
In 2022, the supervisory board has set a target that over a period of the upcoming four years (i.e., 2023 through 2026), the supervisory board shall consist of at least two women and at least two men, with the objective that following our annual general meeting in 2026, the supervisory board shall consist at least one-third of women and at least one-third of men. Separately, our target is for the management board and our senior management (together: our “Leadership Team”), to consist of at least two women and at least two men. In its current composition, the Leadership Team consists of one female member and three male members, which means that the target figures have not yet been met. In line with our diversity policy, at the time any vacancy within the supervisory board and/or our Leadership Team arises, we may take various measures, such as amending the profile for its directors, setting up a transparent recruitment and selection process and/or further developing and explaining its policy. We recognize and welcome the value of diversity in various aspects for the supervisory board and the Leadership Team and continuously strive to meet the targets. We therefore continue to improve the diversity among our supervisory board and our Leadership Team and aim to meet the targets within the set timeframe.
Dutch Financial Reporting Supervision Act
On the basis of the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), or the FRSA, the AFM supervises the application of financial reporting standards by Dutch companies whose securities are listed on a Dutch or foreign stock exchange.
Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards and (ii) recommend to us the making available of further explanations. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber of the Court of Appeal of Amsterdam order us to (i) make available further explanations as recommended by the AFM (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare our financial reports in accordance with the Enterprise Chamber’s orders.
Listing
Our ADSs are listed on the NASDAQ under the symbol “TRVG.”

Description of American depositary shares
American Depositary Shares
Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of five Class A shares, deposited with Deutsche Bank AG, Frankfurt, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered and the depositary’s principal executive office is located at 60 Wall Street, New York, New York 10005.
The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.
We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Dutch law governs shareholder rights. The depositary will be the holder of the Class A shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where you can find more information.”
Holding the ADSs
How will you hold your ADSs?
You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Dividends and other distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on Class A shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Class A shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our Class A shares) set by the depositary with respect to the ADSs.
Cash. The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the Class A shares or any net proceeds from the sale of any Class A shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not possible or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.
Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.
Shares. For any Class A shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such Class A shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional Class A shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell Class A shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed Class A shares sufficient to pay its fees and expenses, and any taxes and governmental charges in connection with that distribution.
Elective distributions in cash or shares. If we offer holders of our Class A shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the Class A shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing Class A shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Class A shares.
Rights to purchase additional shares. If we offer holders of our Class A shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for Class A shares (rather than ADSs).

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.
There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of Class A shares or be able to exercise such rights.
Other distributions. Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.
The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.
Deposit, withdrawal and cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposit Class A shares or evidence of rights to receive Class A shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.
How do ADS holders cancel an American Depositary Share?
You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Class A shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.
Voting rights
How do you vote?
You may instruct the depositary to vote the Class A shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of, or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the Class A shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the Class A shares.
If we ask for your instructions and upon timely notice from us provided by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of, or governing the deposited securities, and will arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of, or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the Class A shares or other deposited securities represented by such holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given, or deemed to be given as further explained below. In the event that the depositary, at our request and in a timely manner, solicits your instructions with respect to any of the deposited securities represented by the ADSs, and no instructions are received by the depositary on or before the date established by for such purpose, the depositary shall deem that such affected holder shall have granted a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be granted with respect to any matter if (a) we inform the depositary we do not wish such proxy granted, (b) substantial opposition exists, or (c) the matter materially and adversely affects the rights of holders of the Class A shares.
Voting instructions may be given only in respect of a number of ADSs representing an integral number of Class A shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the Class A shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the Class A shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our Class A shares.

The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the Class A shares underlying your ADSs are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.
Compliance with regulations
Information requests
Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Dutch law, any applicable law of the United States of America, our memorandum and articles of association, any resolutions of both the management board and the supervisory board adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the Class A shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Netherlands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or Class A shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or Class A shares may be transferred, to the same extent as if such ADS holder or beneficial owner held Class A shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.
Disclosure of interests
Each ADS holder and beneficial owner shall comply with our requests pursuant to Dutch law, the rules and requirements of the NASDAQ Global Select Market and any other stock exchange on which the Class A shares are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.

Fees and expenses
As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service	Fees
•To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)
Up to US$0.05 per ADS issued
•Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
•Distribution of cash dividends	Up to US$0.02 per ADS held
•Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.02 per ADS held
•Distribution of ADSs pursuant to exercise of rights.	Up to US$0.02 per ADS held
•Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.02 per ADS held
•Depositary services	Up to US$0.02 per ADS held on the applicable record date(s) established by the depositary bank
As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:
•Fees for the transfer and registration of Class A shares charged by the registrar and transfer agent for the Class A shares in the Netherlands (i.e., upon deposit and withdrawal of Class A shares).
•Expenses incurred for converting foreign currency into U.S. dollars.
•Expenses for cable, telex and fax transmissions and for delivery of securities.
•Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when Class A shares are deposited or withdrawn from deposit).
•Fees and expenses incurred in connection with the delivery or servicing of Class A shares on deposit.
•Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to Class A shares, deposited securities, ADSs and ADRs.
•Any applicable fees and penalties thereon.
The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.
In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.
The depositary may make payments to us and/share revenue with us from fees collected in respect of the ADR program, upon such terms and conditions as we and the depositary may agree from time to time.
Payment of taxes
You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

Reclassifications, recapitalizations and mergers

If we:	Then:

Change the nominal or par value of our Class A shares	The cash, shares or other securities received by the depositary will become deposited securities.

Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.

Distribute securities on the Class A shares that are not distributed to you, or Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.
How may the deposit agreement be terminated?
The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.
After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver Class A shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.

Books of depositary
The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.
The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.
These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.

Limitations on obligations and liability
Limits on our obligations and the obligations of the depositary and the custodian; limits on liability to holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:
•are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;
•are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Netherlands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);
•are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;
•are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting Class A shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;
•are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;
•are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;
•may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;
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•disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Class A shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and
•disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.
The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, Class A shares or deposited securities, or (vi) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.
The deposit agreement and the ADSs are governed by the laws of the State of New York and we have agreed with the depositary that the federal or state courts in the City of New York shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute arising from or in connection with the deposit agreement. We have also agreed with the depositary that that any judgment and/or order from any such New York court can be enforced in any competent court in the Netherlands and/or the United States, as necessary. Notwithstanding the above, the deposit agreement also provides that that both we and the depositary have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration provisions of the deposit agreement do not preclude you from pursuing claims under the Securities Act or the Exchange Act in federal courts.
In addition, the deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against the depositary or our Company related to our shares, the ADSs or the deposit agreement.
In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Requirements for depositary actions
Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of Class A shares, the depositary may require:
•payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Class A shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;
•satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and
•compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.
The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your right to receive the shares underlying your ADSs
You have the right to cancel your ADSs and withdraw the underlying Class A shares at any time except:
•when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of Class A shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our Class A shares;
•when you owe money to pay fees, taxes and similar charges;
•when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Class A shares or other deposited securities, or
•other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or
•for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.
The depositary shall not knowingly accept for deposit under the deposit agreement any Class A shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Class A shares.
This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct registration system (“DRS”)
In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer. In connection with and in accordance with the arrangements and procedures relating to the DRS/Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code).

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Description of debt securities
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The terms of any particular series and of any indenture under which such securities are issued may differ from the terms described below. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior or subordinated obligations, and may be issued in one or more series.
The debt securities will be issued under an indenture. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. We note that the terms of the indenture are subject to change at any time by the Company and may differ in whole or in part from the description below. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to resolutions of our management and supervisory board, approved by our supervisory board, and set forth or determined in the manner provided in a resolutions of our management and supervisory board, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. See “Global Securities.”
Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•we are the surviving corporation or the successor person (if other than trivago) is a corporation organized and validly existing under the laws the Netherlands and expressly assumes our obligations on the debt securities and under the indenture; and
•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or trivago and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of trivago;
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of the holders of debt securities of any series;
•to comply with the applicable procedures of the applicable depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;

•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

Description of warrants
We may issue warrants to purchase debt securities, ADSs or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our Company and a warrant agent that we will name in the applicable prospectus supplement.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:
•the title of the warrants;
•the aggregate number of warrants offered;
•the designation, number and terms of the debt securities, ADSs or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•the exercise price of the warrants;
•the dates or periods during which the warrants are exercisable;
•the designation and terms of any securities with which the warrants are issued;
•if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•any minimum or maximum amount of warrants that may be exercised at any one time;
•any terms relating to the modification of the warrants;
•any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•any other specific terms of the warrants.
The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Description of purchase contracts
We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement, provided that each purchase contracts entitling the holder thereof to sell, and obligating us to purchase, Class A shares or ADSs shall be subject to the applicable restrictions of Dutch law. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

Description of units
As specified in the applicable prospectus supplement, we may issue units consisting of one or more ADSs, debt securities, warrants, purchase contracts or any combination of such securities. The applicable prospectus supplement will describe:
•the terms of the units and of the ADSs, debt securities, warrants and/ or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•a description of the terms of any unit agreement governing the units; and
•a description of the provisions for the payment, settlement, transfer or exchange of the units.

Form of Securities
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of trivago N.V., its affiliates, the trustees, the warrant agents, the unit agents or any other agent of trivago N.V., agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Plan of distribution
We, or the selling shareholder, as applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:
•through underwriters or dealers;
•directly to a limited number of purchasers or to a single purchaser;
•in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•through agents; or
•through any other method permitted by applicable law and described in the applicable prospectus supplement.
The prospectus supplement will state the terms of the offering of the securities, including:
•the name or names of any underwriters, dealers or agents;
•the purchase price of such securities and the proceeds to be received by us, if any;
•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•any public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchanges on which the securities may be listed.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•negotiated transactions;
•at a fixed public offering price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to prevailing market prices; or
•at negotiated prices.
Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ADSs are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any common share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ADSs or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.
We, or the selling shareholder, as applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us and/or the selling shareholder, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.
The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Each series of securities will be a new issue of securities and will have no established trading market, other than our ADSs, which are listed on the NASDAQ Global Select Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ADSs, may or may not be listed on a national securities exchange.

Incorporation by reference
The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.
We incorporate by reference our annual report on Form 20-F for the fiscal year ended December 31, 2023 and our report on Form 6-K filed with the SEC on April 30, 2024.
All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.
Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing at Kesselstraße 5 - 7, 40221 Düsseldorf, Germany.

Enforcement of civil liabilities
We are organized and existing under the laws of the Netherlands. As such, under Dutch private international law, the rights and obligations of our shareholders vis-à-vis the Company originating from Dutch corporate law and our articles of association, as well as the civil liability of our officers (functionarissen) (including our managing directors, supervisory directors and executive officers) are governed in certain respects by the laws of the Netherlands.
We are not a resident of the United States and our officers may also not all be residents of the United States. As a result, depending on the subject matter of the action brought against us and/or our officers, United States courts may not have jurisdiction. If a Dutch court has jurisdiction with respect to such action, that court will apply Dutch procedural law and Dutch private international law to determine the law applicable to that action. Depending on the subject matter of the relevant action, a competent Dutch court may apply another law than the laws of the United States.
Also, service of process against non-residents of the United States can in principle (absent, for example, a valid choice of domicile) not be effected in the United States.
Furthermore, substantially all of our assets are located outside the United States. On the date of this prospectus, (i) there is no treaty in force between the United States and the Netherlands for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters and (ii) both the Hague Convention on Choice of Court Agreements (2005) and the Hague Judgments Convention (2019) have entered into force for the Netherlands, but have not entered into force for the United States. Consequently, a judgment rendered by a court in the United States will not automatically be recognized and enforced by the competent Dutch courts. However, if a person has obtained a judgment rendered by a court in the United States that is enforceable under the laws of the United States and files a claim with the competent Dutch court, the Dutch court will in principle give binding effect to that United States judgment if (i) the jurisdiction of the United States court was based on a ground of jurisdiction that is generally acceptable according to international standards, (ii) the judgment by the United States court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (iii) binding effect of such United States judgment is not contrary to Dutch public order (openbare orde) and (iv) the judgment by the United States court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in the Netherlands. Even if such a United States judgment is given binding effect, a claim based thereon may, however, still be rejected if the United States judgment is not or no longer formally enforceable. Moreover, if the United States judgment is not final (for instance when appeal is possible or pending) a competent Dutch court may postpone recognition until the United States judgment will have become final, refuse recognition under the understanding that recognition can be asked again once the United States judgment will have become final, or impose as a condition for recognition that security is posted.
A competent Dutch court may deny the recognition and enforcement of punitive damages or other awards. Moreover, a competent Dutch court may reduce the amount of damages granted by a United States court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Finally, there may be specific other instances, including pursuant to anti-boycott rules and regulations, where Dutch law prohibits the recognition and enforcement of a United States judgment. Thus, United States investors may not be able, or experience difficulty, to enforce a judgment obtained in a United States court against us or our officers.

Expenses
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

Amount
SEC registration fee	$ 77,517
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous costs	*
Total	*
*    To be provided by a prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

Legal matters
The validity of our Class A shares and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V. Certain matters of U.S. law will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP.

Experts
The consolidated financial statements of trivago N.V. as of December 31, 2022 and 2023 and for each of the three years in the period ended December 31, 2023 appearing in the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2023, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023, have been audited by EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance on such reports given on the authority of such firm as experts in accounting and auditing.

American Depositary Shares representing Class A Shares
Debt Securities
Warrants
Purchase Contracts
Units

PROSPECTUS
, 2024

Part II
Information not required in the prospectus
Item 8. Indemnification of directors and officers
Members of our management and supervisory boards have the benefit of the following indemnification provisions in our articles of association:
Current and former management and supervisory board members shall be reimbursed for:
a.    the reasonable costs of conducting a defense against a claim based on acts or failures to act in the exercise of their statutory duties or any other duties currently or previously performed by them at our request;
b.    any damages, fines or other financial losses incurred by them as a result of an act or failure to act as referred to under a; and
c.    any expense reasonably paid or incurred by them in connection with any threatened, pending or completed suit, claim, action or legal proceedings of a civil, criminal, administrative or other nature, formal or informal, in which he or she becomes involved, with the exception of proceedings primarily aimed at pursuing a claim on their own behalf.
There shall be no entitlement to reimbursement as referred to above if and to the extent that:
a.    a Dutch court or, in the event of arbitration, an arbitrator has established in a final and conclusive decision that the act or failure to act of the person concerned can be characterized as willful, intentionally reckless or seriously culpable conduct, unless Dutch law provides otherwise or this would, in view of the circumstances of the case, be unacceptable according to standards of reasonableness and fairness;
b.    the costs or financial loss of the person concerned are covered by an insurance and the insurer has paid out the costs or financial loss (or indicated to do so); or
c.    in relation to proceedings brought by a former management and supervisory board member against us, except for proceedings brought to enforce indemnification to which he or she is entitled pursuant to the articles of association or an agreement between him or her and us which has been approved by the management board.
If and to the extent that it has been established by a Dutch court or, in the event of arbitration, an arbitrator in a final and conclusive decision that the person concerned is not entitled to reimbursement as referred to above, he or she shall immediately repay the amount reimbursed by the Company.
We have also entered into indemnification agreements with members of our management board and our supervisory board.

Item 9. Exhibits
Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.
Item 10. Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, That:
(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and
(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.
(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or § 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Signatures
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Düsseldorf, Germany, on July 15, 2024.

trivago N.V.

By:	/s/ Johannes Thomas
Johannes Thomas
Managing Director & Chief Executive Officer

By:	/s/ Robin Harries
Robin Harries
Managing Director & Chief Financial Officer

By:	/s/ Andrej Lehnert
Andrej Lehnert
Managing Director & Chief Product Officer

By:	/s/ Jasmine Ezz
Jasmine Ezz
Managing Director & Chief Marketing Officer

Signature of Authorized Representative in the United States

Cogency Global Inc.

By:	/s/ Colleen A. Devries
	Name:	Colleen A. Devries
	Title:	SVP on behalf of Cogency Global Inc.

Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Johannes Thomas and Robin Harries, severally and individually, and each of them (with full power to each of them to act alone) his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on July 15, 2024 in the capacities indicated:

Name	Title

/s/ Johannes Thomas
Johannes Thomas	Managing Director & Chief Executive Officer
/s/ Robin Harries
Robin Harries	Managing Director & Chief Financial Officer
/s/ Andrej Lehnert
Andrej Lehnert	Managing Director & Chief Product Officer
/s/ Jasmine Ezz
Jasmine Ezz	Managing Director & Chief Marketing Officer

Exhibit index
The following documents are filed as part of this registration statement:

		Incorporated by reference			Filed herewith
		Form	Exhibit	Filing Date
1.1*	Form of Underwriting Agreement.

3.1	English translation of Articles of Association of the Registrant currently in effect.	20-F	1.1	3/1/2024

3.2	Amended Management Board Rules.	20-F	1.2	3/1/2024

3.3	Amended Supervisory Board Rules.	20-F	1.3	3/1/2024

4.1	Amended and Restated Shareholders’ Agreement of trivago N.V.	F-3	4.1	4/5/2018

4.1(a)	Amendment to Amended and Restated Shareholders’ Agreement of trivago N.V.	20-F	2.2	3/6/2018

4.1(b)	Second Amendment to Amended and Restated Shareholders Agreement of trivago N.V.	20-F	2.2(a)	3/6/2019

4.1(c)	Third Amendment to Amended and Restated Shareholders' Agreement of trivago N.V.	20-F	2.2(b)	3/3/2023

4.1(d)	Joinder Agreement to Amended and Restated Shareholders’ Agreement.	20-F	2.2(c)	3/3/2023

4.2	Contribution Agreement by and among the Founders, trivago GmbH, trivago N.V., Expedia LPS Lodging Partner Services S.à.r.l and Expedia, Inc.	20-F	2.5	3/6/2018

4.3	Deposit Agreement.	F-3	4.4	4/5/2018

4.3(a)	Amendment No. 1 to the Deposit Agreement.	F-6	(a)(ii)	11/17/2023

4.4	Form of American Depositary Receipt (included in Exhibit 4.3(a)).	F-3	4.4	4/5/2018

4.5	Form of Indenture.	F-3	4.6	4/5/2018

4.6*	Form of Note.

4.7*	Form of Warrant Agreement.

4.8*	Form of Purchase Contract.

4.9*	Form of Unit Agreement.

5.1	Opinion of NautaDutilh N.V., counsel to the Registrant, as to the validity of the Class A shares.				#

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel to the Registrant, as to the validity of the debt securities, the warrants, the purchase contracts and the units.	#

23.1	Consent of EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft.	#

23.2	Consent of NautaDutilh N.V., counsel to the Registrant (included in Exhibit 5.1).	#

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP, counsel to the Registrant (included in Exhibit 5.2).	#

24.1	Power of attorney (included on signature page to the registration statement).	#

25.1*	Statement of Eligibility on Form T-1 for Indenture.

107	Filing fee table	#
*To be filed, if necessary, by amendment or furnished on Form 6-K.